Exhibit 99.1

      Wilson Greatbatch Technologies, Inc. Reports Second Quarter Results

     CLARENCE, N.Y.--(BUSINESS WIRE)--Aug. 5, 2004--Wilson Greatbatch Technologies, Inc. (the "Company") (NYSE: GB) today reported its results for the second quarter ended June 30, 2004.

     Business Summary

     -- The Company received additional notification that a major customer will further reduce its orders for the balance of this year. As a result, the Company has revised its sales guidance for the full year 2004 to between $195-$205 million, compared to its previous sales guidance range of $220 to $230 million.

     -- In response to the reduced sales forecasts, management implemented a 7% workforce reduction during June, which resulted in a one-time severance charge of $0.8 million during the quarter and the elimination of approximately $8 million from the Company's ongoing cost structure.

     -- The Company signed a long-term agreement with a major diversified CRM device manufacturer to provide value-added sub-assembly of most of their implantable medical devices for Cardiac Rhythm Management ("CRM") and other applications. It is currently anticipated that sales will commence in the second quarter of 2005.

     -- Construction on the new advanced battery manufacturing facility is on schedule.

     -- Integration of the NanoGram Devices Corporation ("NDC") acquisition is proceeding as planned. The first Nano-Silver Vanadium Oxide ("SVO") cells were successfully manufactured in June and are on test.

     -- During the quarter the Company acquired certain patents that cover how capacitors are used in an Implantable Cardioverter Defibrillator ("ICD"). Although management believes the patents could have been successfully challenged in court proceedings, a decision was made to acquire the patents and remove this as a potential obstacle for existing customers to more fully adopt wet tantalum technology and for potential customers to initially adopt the technology. The Company recorded a $2 million pre-tax charge associated with these patents.

     -- The Company began construction on a new manufacturing facility in Tijuana, Mexico. This facility will initially house the Company's new value-added assembly operations. The Company anticipates that it will incur approximately $3 million in start-up expenses in 2004 pertaining to the construction of this facility.

     Net sales totaled $52.9 million during the second quarter of 2004, a decrease of 5% from the second quarter of 2003. Net income for the second quarter decreased by 4% to $4.7 million from $5.0 million a year ago, and diluted earnings per share decreased by 4% to $0.22 compared with $0.23 in the prior year. The current quarter includes one-time pre-tax charges of $2.8 million for the aforementioned severance and patent acquisition costs.
     Edward F. Voboril, Chairman, President and Chief Executive Officer commented, "We are disappointed with the reduction in sales volume and the impact it will have on this year's earnings. However, we have taken the necessary actions to mitigate the volume shortfall with the implementation of a corporate-wide cost reduction plan. Looking ahead, we have entered into an important long-term agreement with a major CRM device manufacturer for value-added sub-assembly of most of their implantable medical devices. The assemblies will contain components manufactured by the Company, components presently manufactured by the customer as well as other components purchased from third parties. We welcome the opportunity to broaden this relationship by taking on this very important work for them and using it as the basis for expanding our value-added assembly capability. In addition, we added another wet tantalum capacitor customer in the second quarter. This customer is not part of our traditional customer base and the device involves an entirely new therapeutic approach, which could represent a very large market segment in the future."
     "Overall, the CRM market continues to exhibit strong underlying growth. The technology investments we have made in developing the next generation ICD battery, the emerging area of nanotechnology, combined with our sophisticated value-added assembly operation will enable us to maintain our leadership position. Furthermore, we are significantly expanding our business with a major CRM device manufacturer, and we continue to work closely with all of our customers on new business opportunities," Voboril concluded.

     Sales Summary

     The following table summarizes the Company's sales by business unit and major product line for the second quarters in 2004 and 2003 (in thousands):


Business Unit/Product Lines             2004       2003         %
                                       2nd Qtr    2nd Qtr    Change
----------------------------------------------------------------------
Implantable Medical Components:
----------------------------------------------------------------------
       ICD Batteries                  $10,119    $11,278      -10%
----------------------------------------------------------------------
       Pacemaker & Other Batteries     5,361      7,022       -24%
----------------------------------------------------------------------
       ICD Capacitors                  6,239      7,849       -21%
----------------------------------------------------------------------
       Feedthroughs                    12,261     12,108       +1%
----------------------------------------------------------------------
       Enclosures                      5,142      6,310       -19%
----------------------------------------------------------------------
       Other                           7,077      4,454       +59%
----------------------------------------------------------------------
Total Implantable Medical Components   46,199     49,021       -6%
----------------------------------------------------------------------
Electrochem Power Solutions            6,743      6,781        -1%
----------------------------------------------------------------------
    Total Sales                       $52,942    $55,802       -5%
----------------------------------------------------------------------

     Profit & Loss Summary

     The following table summarizes selected information derived from the condensed consolidated statements of operations for the second quarters in 2004 and 2003 (in thousands):


                                        2004       2003         %
                                       2nd Qtr    2nd Qtr    Change
----------------------------------------------------------------------
Gross Profit                          $23,818    $23,217       +3%
----------------------------------------------------------------------
Gross Margin                            45.0%      41.6%
----------------------------------------------------------------------

----------------------------------------------------------------------
SG&A Expenses                          $6,389     $8,146      -22%
----------------------------------------------------------------------
SG&A Expenses as % of Sales             12.1%      14.6%
----------------------------------------------------------------------

----------------------------------------------------------------------
RD&E Expenses, net                     $5,688     $4,635      +23%
----------------------------------------------------------------------
RD&E Expenses, net as % of Sales        10.7%      8.3%
----------------------------------------------------------------------

----------------------------------------------------------------------
Other Operating Expense                $2,957      $77        3740%
----------------------------------------------------------------------

----------------------------------------------------------------------
Operating Income                       $7,708     $9,546      -19%
----------------------------------------------------------------------
Operating Margin                        14.6%      17.1%
----------------------------------------------------------------------

----------------------------------------------------------------------
Effective Tax Rate                      30.5%      31.5%       -1%
----------------------------------------------------------------------


     The gross margin improvement is primarily due to improvements in scrap from Six Sigma and Lean Manufacturing initiatives, improved cost structure for commercial batteries from the consolidation of manufacturing operations, volume mix changes for certain medical products and lower manufacturing incentive compensation expenses. It is expected, however, that gross margins will decrease from current levels in the second half due to the anticipated lower production volume.
     Lower SG&A expense is primarily due to the elimination of certain general management positions resulting from an internal reorganization from four business units to two business units and from lower incentive compensation.
     RD&E expenses include incremental development costs from the Greatbatch Technologies Advanced Research Lab, which was created from the acquisition of NanoGram Devices Corporation during March, as well as additional RD&E management personnel, net of lower incentive compensation.
     Other expense is comprised of the $2 million charge for the capacitor patents and $0.8 million in severance costs related to the cost reduction plan.
     The income tax rate reduction results primarily from the benefits from various federal and state planning initiatives.

     Outlook

     Management expects total sales for 2004 to be in the range of $195-$205 million. The Company now expects fully diluted earnings per share for 2004 of $0.51-$0.58, inclusive of the $5.8 million in pre-tax expenses pertaining to the severance charge, acquired patents and the anticipated start-up costs of the Mexico facility.
     The Company anticipates capital spending to be in the range of $47-$52 million in 2004. The majority of this spending is for the construction of the new advanced battery facility, leasehold improvements on the Mexico facility and for spending on Information Technology projects.
     For the full year 2005, based on current expectations, the Company is projecting sales of $207-$230 million. The Company anticipates updating this projection and providing profitability and capital spending guidance for 2005 at a later date.

     Conference Call

     Mr. Voboril and Lawrence P. Reinhold, the Company's Executive Vice President and Chief Financial Officer, will discuss second quarter 2004 financial results in a conference call scheduled for today, Thursday, August 5, at 5:00 p.m. EDT. The conference call will be webcast live and is accessible through the Company's website at www.greatbatch.com or at CCBN's individual investor center at www.companyboardroom.com. The webcast will also include presentation visuals. The webcast will be archived on both websites for future on-demand replay.

     Forward-Looking Statements

     Some of the statements in this press release, including those statements made under the headings "Revised 2004 Guidance", and other written and oral statements made from time to time by the company and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate and integrate acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K, including Exhibit 99.1 thereto, and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

     About Wilson Greatbatch Technologies

     Wilson Greatbatch Technologies, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Additional information about the Company is available at www.greatbatch.com.


                      WILSON GREATBATCH TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                 (In thousands)

ASSETS                                          June 30,  December 31,
                                                   2004       2003

Current assets:
  Cash and cash equivalents                     $  79,851    $119,486
  Short-term investments                            3,070      11,559
  Accounts receivable, net                         29,354      23,726
  Inventories                                      32,989      28,598
  Prepaid expenses and other current assets         2,474       3,591
  Refundable income taxes                             575         583
  Deferred income taxes                             3,163       3,163
  Asset available for sale                          3,600       3,658
                                                 ---------    --------
          Total current assets                    155,076     194,364

Property, plant, and equipment, net                74,994      63,735
Intangible assets, net                             66,079      51,441
Goodwill                                          156,825     119,521
Deferred income taxes                               2,896       2,896
Other assets                                        6,000       6,286
                                                 ---------    --------
Total assets                                    $ 461,870    $438,243
                                                 =========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $   5,641    $  4,091
  Accrued expenses and other current
   liabilities                                     13,491      18,968
  Current portion of long-term debt                 1,182         850
                                                 ---------    --------
           Total current liabilities               20,314      23,909

Long-term debt, net of current portion                939         928
Convertible subordinated notes                    170,000     170,000
Deferred income taxes                              18,786       7,251
Other long-term liabilities                           815         815
                                                 ---------    --------
           Total liabilities                      210,854     202,903
                                                 ---------    --------

Stockholders' equity:
  Preferred stock                                       -           -
  Common stock                                         21          21
  Additional paid-in capital                      211,778     207,969
  Deferred stock-based compensation                  (849)     (1,185)
  Treasury stock, at cost                               -        (179)
  Retained earnings                                40,066      28,714
                                                 ---------    --------
           Total stockholders' equity             251,016     235,340
                                                 ---------    --------
Total liabilities and stockholders' equity      $ 461,870    $438,243
                                                 =========    ========


                      WILSON GREATBATCH TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                     (In thousands except per share amounts)

                                  Three months ended  Six months ended
                                      June 30,           June 30,
                                     2004    2003*     2004      2003*

Sales                              $52,942 $55,802  $108,467 $110,659
Cost of sales                       29,124  32,585    61,474   64,629
                                    ------- -------  -------- --------
       Gross profit                 23,818  23,217    46,993   46,030
Selling, general and
   administrative expenses           6,389   8,146    13,314   15,837
Research, development and
 engineering costs, net              5,688   4,635    10,569    9,195
Amortization of intangible assets    1,076     813     1,851    1,628
Other operating expense, net         2,957      77     3,178      147
                                    ------- -------  -------- --------
     Operating income                7,708   9,546    18,081   19,223
Interest expense                     1,144     867     2,304    1,798
Interest income                       (245)   (122)     (558)    (131)
Early extinguishment of debt             -   1,603         -    1,603
Other expense (income), net             (2)    (30)        -      (88)
                                    ------- -------  -------- --------
     Income before income taxes      6,811   7,228    16,335   16,041
Provision for income taxes           2,078   2,276     4,983    5,052
                                    ------- -------  -------- --------
     Net income                    $ 4,733 $ 4,952  $ 11,352 $ 10,989
                                    ======= =======  ======== ========

Diluted earnings per share         $  0.22 $  0.23  $   0.53 $   0.51

Diluted average shares outstanding  21,496  21,535    21,562   21,416

*  Reclassed for consistency with 2004 presentation.


     CONTACT: Wilson Greatbatch Technologies, Inc.
              Lawrence P. Reinhold, 716-759-5602
              lreinhold@greatbatch.com
              or
              Anthony W. Borowicz, 716-759-5809
              tborowicz@greatbatch.com